Exhibit 10.2
Execution Version
REGISTRATION RIGHTS AGREEMENT
by and among
COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
COMPASS DIVERSIFIED HOLDINGS
and
CGI MAGYAR HOLDINGS, LLC
Dated as of August 24, 2011

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 24th day of August, 2011, by and among: Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), on its own behalf and as sponsor of Compass Diversified Holdings, a statutory trust under the Delaware Statutory Trust Act (the “Trust” and together with the Company, the “Registrants”), the Trust, and CGI Magyar Holdings, LLC, a Delaware limited liability company (together with its transferees, if any, the “Shareholder”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”
     WHEREAS, the Trust has issued undivided beneficial interests in the Trust (collectively, “Shares”);
     WHEREAS, the Shareholder holds as of the date hereof (or contemporaneously herewith is acquiring) that number of Shares set beside its name on Schedule A hereto (collectively, the “Restricted Shares,” as further defined herein);
     WHEREAS, the parties hereto desire to enter into this Agreement to provide the Shareholder with certain rights relating to the registration of the Restricted Shares;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Agreement, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole. The following capitalized terms used herein have the following meanings:
          “Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
          “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.
          A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

          “Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.
          “Company” is defined in the preamble to this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Indemnifying Party” is defined in Section 4.3.
          “Maximum Number of Shares” is defined in Section 2.2.2.
          “Notices” is defined in Section 6.3.
          “Piggy-Back Registration” is defined in Section 2.2.1.
          “Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.
          “Public Offering” shall mean an offering of Shares pursuant to an effective registration statement under the Securities Act, including an offering in which the Shareholder is entitled to sell Shares pursuant to the terms of this Agreement.
          “Register,” “registered,” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.
          “Registrants” is defined in the preamble to this Agreement.
          “Registrable Amount” shall mean an amount of Shares equal to 1% of the Shares issued and outstanding on the date hereof.
          “Registration Statement” means a registration statement filed by the Registrants with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
          “Regular Trustees” means the Persons identified as the “Regular Trustee” in the Amended and Restated Trust Agreement of the Trust dated November 1, 2010, each solely in his own capacity as Regular Trustee of the Trust and not in his own individual capacity, or such Regular Trustee’s successor in interest in such capacity, or any successor in interest in such capacity, or any successor Regular Trustee appointed as herein provided.
          “Restricted Shares” means all of the Shares owned or held by the Shareholder; provided, that such Shares shall cease to be Restricted Shares when: (a) a Registration Statement with respect to the sale of such Restricted Shares shall have become effective under the Securities Act (as defined below) and such Restricted Shares shall have been sold, transferred, disposed of, or exchanged in accordance with such Registration Statement; (b) such Restricted Shares shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any successor provisions), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Trust and subsequent public distribution of them shall not require registration under the Securities Act or such Restricted Securities are saleable without condition pursuant to Rule 144(b)(1)(i) of the Securities Act; or (c) such Restricted Shares shall have ceased to be outstanding.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Shareholder” is defined in the preamble to this Agreement.
          “Shareholder Indemnified Party” is defined in Section 4.1.
          “Shares” means the shares of the Trust, each representing one undivided beneficial interest issued by the Trust corresponding to one underlying Trust Interest held by the Trust.
          “Shelf Registration Statement” is defined in Section 2.1.1.
          “Trust” is defined in the preamble to this Agreement.
          “Trust Interests” means limited liability company membership interests issued by the Company to the Trust, each of which corresponds to one share issued by the Trust.
          “Underwriter” means a securities dealer who purchases any Restricted Shares as principal in an underwritten offering and not as part of such dealer’s market-making activities.
     2. REGISTRATION RIGHTS.
          2.1 Mandatory Shelf Registration.
          2.1.1 Filing of Shelf Registration Statement. Unless a Registration Statement with respect to a Piggy-Back Registration covering the resale of all of the Restricted Shares has been sooner filed in accordance with Section 2.2. and is still effective on the ninetieth day following the date of this Agreement (which Piggy Back Registration involves a “continuous shelf” offering), the Trust shall use commercially reasonable efforts to prepare, and, within 90 days following the date of this Agreement, file with the Commission a Registration Statement or Registration Statements (as is necessary) on Form S-3 or, if such form is unavailable for such a registration, on such other form as is available for such a registration (the form or forms so filed referred to collectively as the “Shelf Registration Statement”), covering the resale of all of the Restricted Shares, including resales of Restricted Shares in privately negotiated transactions. The date upon which the Shelf Registration Statement is actually filed is referred to herein as the “Initial Filing Date.” The Registrants shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective by the Commission within 90 days after the Initial Filing Date. The Registrants further undertake to use commercially reasonable efforts to keep the Shelf Registration Statement effective during the Initial Registration Period (as defined below) with respect to all Shares and the resale thereof at all times during the Initial Registration Period. The Shelf Registration Statement (including each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and approved by the Shareholder and one legal counsel selected by such Shareholder prior to the Registrants’ filing or other submission (such approval not to be unreasonably withheld) and the Registrants will not file any document in a form to which such counsel reasonably objects. For purposes hereof, the term “Initial Registration Period” shall mean the period beginning on the date the Shelf Registration Statement is declared effective by the Commission (the “Shelf Registration Effective Date”) and ending on the first to occur of (i) the date on which all Restricted Shares have been sold, (ii) the date on which the Shelf Registration Statement is no longer effective, or (iii) the date that is three (3) years from the Shelf Registration Effective Date.
          2.1.2 Additional Shelf Registration. In the event that the Securities Act or the rules governing the use of a particular form of Registration Statement prohibit the registration of all Restricted Shares on the Shelf Registration Statement, or if following the Initial Registration Period any Restricted Shares registered thereon remain unsold, the Registrants shall promptly use commercially reasonable efforts to prepare, file with the Commission, and cause to become effective a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration) covering the resale of the then-unsold Restricted Shares, and to keep such Registration Statement Effective until such time as all Restricted Shares have been sold.
          2.1.3 Shelf Underwritten Offering. At any time, and from time to time, during the Initial Registration Period (as extended pursuant to Section 2.1.2 and except during a suspension as set forth in Section 3.2), the holder(s) of a majority of the Restricted Shares then issued and outstanding (in each case to the extent a Stockholder hererunder) may notify the Registrants of its intent to sell Restricted Shares covered by the Registration Statement (in whole or in part) in an underwritten offering (a “Shelf Underwritten Offering”); provided that the Registrants shall not be obligated to participate in more than three underwritten offerings during any twelve-month period. Such notice shall specify the aggregate number of Restricted Shares requested to be registered in such Shelf Underwritten Offering. If the Shareholder proposes to distribute securities through a Shelf Underwritten Offering that involves an Underwriter or Underwriters, it shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Shelf Underwritten Offering and complete and execute any questionnaires, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required under the terms of such underwriting agreement, and furnish to the Registrants such information as the Registrants may reasonably request in writing for inclusion in the Shelf Underwritten Offering. Upon receipt by the Registrants of a notice for a Shelf Underwritten Offering, the Registrants shall comply with the applicable provisions of Section 3, including, without limitation, those provisions relating to the Registrants’ obligation to make filings with the Commission, participate in “road shows” and obtain opinions and “comfort” letters, and shall take such other actions as reasonably necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of an amount of Restricted Shares equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Shareholder shall select the investment banker or investment bankers and managers that will serve as lead and co-

managing underwriters with respect to the offering of such Restricted Shares, which shall be reasonably acceptable to the Registrants.
          2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Shelf Underwritten Offering advises the Registrants and the holder(s) of Restricted Shares that the dollar amount or number of Shares which the holder(s) of Restricted Shares desires to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”) then the Registrants shall include in any such offering: (i) first, the Restricted Shares that the holder(s) of Restricted Shares have requested to be included in such Shelf Underwritten Offering pursuant to Section 2.1.3 (pro rata in accordance with the number of Shares which each such person has actually requested to be included in such Shelf Underwritten Offering, regardless of the number of Shares with respect to which such persons have the right to request such inclusion that can be sold without exceeding the Maximum Number of Shares; and (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the number of Shares proposed to be included therein by any other persons (including Shares to be sold for the account of the Trust and/or other holders of Shares) allocated among such Persons in such manner as they may agree.
          2.2 Piggy-Back Registration.
          2.2.1 Piggy-Back Rights. If at any time on or after the date hereof, the Registrants propose to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Trust for its own account or for shareholders of the Trust for their account (or by the Trust and by shareholders of the Trust), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Trust’s existing shareholders, (iii) for an offering of debt securities that are convertible into equity securities of the Trust, (iv) for a dividend reinvestment plan or (v) filed on Form S-4, then the Registrants shall (x) give written notice of such proposed filing to the holders of Restricted Shares as soon as practicable but in no event less than 10 Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Restricted Shares in such notice the opportunity to register the sale of such number of Restricted Shares as such holders may request in writing within five Business Days following receipt of such notice (a “Piggy-Back Registration”). The Registrants shall cause such Restricted Shares to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Restricted Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Trust and to permit the sale or other disposition of such Restricted Shares in accordance with the intended method(s) of distribution thereof. All holders of Restricted Shares who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration and complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required under the terms of such underwriting agreement, and furnish to the Registrants such information as the Registrants may reasonably request in writing for inclusion in the Registration Statement.
          2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Registrants and the holder(s) of Restricted Shares that the dollar amount or number of Shares which the Registrants desire to sell, taken together with Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Restricted Shares hereunder, the Restricted Shares as to which registration has been requested under this Section 2.2, and the Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Trust, exceeds the maximum dollar amount or Maximum Number of Shares then the Registrants shall include in any such registration: (i) first, the Shares or other securities that the Registrants desire to sell that can be sold without exceeding the Maximum Number of Shares; and (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Shares, if any, including the Restricted Shares as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares which each such person has actually requested to be included in such registration, regardless of the number of shares with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.
          2.3 Withdrawal. Any holder of Restricted Shares may elect to withdraw such holder’s request for inclusion of Restricted Shares in any Registration Statement by giving written notice to the Registrants of such request to withdraw prior to the effectiveness of the Registration Statement. The Registrants may also elect to withdraw a Registration Statement in any Piggy-Back Registration at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Registrants shall pay all expenses incurred by the holder(s) of Restricted Shares in connection with such Piggy-Back Registration as provided in Section 3.3.
          2.4 Holdback Agreements. Each holder(s) of Restricted Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Trust, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Registrants (which shall not exceed 45 days) with respect to any Public Offering or Piggy-Back Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.
     3. REGISTRATION PROCEDURES.
          3.1 Filings; Information. Whenever the Registrants are required to effect the registration of any Restricted Shares pursuant to Section 2, the Registrants shall use commercially reasonable efforts to effect the registration and sale of such Restricted Shares in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:
          3.1.1 Filing Registration Statement. The Registrants shall file with the Commission a Registration Statement in accordance with Section 2.1 or, in the event of a Piggy-Back Registration, the Company shall, as expeditiously as possible, prepare and file with the Commission a Registration Statement on any form for which the Registrants then qualify or which counsel for the Registrants shall deem appropriate and which form shall be available for the sale of all Restricted Shares to be registered thereunder and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Registrants shall have the right to defer the filing of the Shelf Registration Statement for up to thirty (30) days and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Registrants shall furnish to the Shareholder a certificate signed by the Chief Executive Officer of the Trust stating that, in the good faith judgment of the Board of Directors of the Trust, it would be materially detrimental to the Trust and its shareholders for such Registration Statement to be effected at such time.
          3.1.2 Copies. The Registrants shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holder(s) of Restricted Shares included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holder(s) of Restricted Shares included in such registration or legal counsel for any such holder may reasonably request in order to facilitate the disposition of the Restricted Shares owned by such holders.
          3.1.3 Amendments and Supplements. The Registrants shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Restricted Shares, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.
          3.1.4 Notification. After the filing of a Registration Statement, the Registrants shall promptly, and in no event more than two Business Days after such filing, notify the holder(s) of Restricted Shares included in such Registration Statement of such filing, and shall further notify such holder(s) promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Registrants shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Restricted Shares included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Registrants shall furnish to the holder(s) of Restricted Shares included in such Registration Statement and to the legal counsel for any such holder, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holder(s) and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Registrants shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.
          3.1.5 State Securities Laws Compliance. The Registrants shall use commercially reasonable efforts to (i) register or qualify the Restricted Shares covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holder(s) of Restricted Shares included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Restricted Shares covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Registrants and do any and all other acts and things that may be necessary or advisable to enable the holder(s) of Restricted Shares included in such Registration Statement to consummate the disposition of such Restricted Shares in such jurisdictions; provided, however, that the Registrants shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5 or subject itself to taxation in any such jurisdiction.
          3.1.6 Agreements for Disposition. The Registrants shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Restricted Shares. The representations, warranties and covenants of the Registrants in any underwriting agreement pursuant to which the Shareholder is a party which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holder(s) of Restricted Shares included in such registration statement. For the avoidance of doubt, the holder(s) of Restricted Shares may not require the Registrants to accept terms, conditions or provisions in any such agreement which the Registrants determine are not reasonably acceptable to the Registrants, notwithstanding any agreement to the contrary herein. No holder of Restricted Shares included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Registrants and, if applicable, with respect to such holder(s) organization, good standing, authority, title to Restricted Shares, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder(s) has furnished in writing expressly for inclusion in such Registration Statement.
          3.1.7 Cooperation. The Regular Trustees of the Trust and the Chief Executive Officer and Chief Financial Officer of the Company and the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Restricted Shares hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors, including “road shows.” The holder(s) of Restricted Shares shall not be required to make any representations or warranties to or agreements with the Registrants or the underwriters except as they may relate to such holder(s) and their intended methods of distribution. Such holder(s), however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holder(s) shall cooperate as reasonably requested in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 3. Each holder shall also furnish to the Company such information regarding itself, the Restricted Shares held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Restricted Shares.
          3.1.8 Records. The Registrants shall make available for inspection by the holders of Restricted Shares included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Restricted Shares included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Trust, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Trust’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.
          3.1.9 Opinions and Comfort Letters. The Registrants shall use commercially reasonable efforts to furnish to each holder of Restricted Shares included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Registrants delivered to any Underwriter and (ii) any comfort letter from the Registrants’ independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Registrants shall furnish to each holder of Restricted Shares included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Registrants to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.
          3.1.10 Earnings Statement. The Registrants shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make generally available to its Shareholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within six months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
          3.1.11 Listing. The Registrants shall use commercially reasonable efforts to cause all Restricted Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar Shares of the Trust are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holder(s) of the Restricted Shares that are included in such registration.
          3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Registrants of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration pursuant to Section 2.1 hereof, upon any suspension by the Registrants, pursuant to a written insider trading compliance program adopted by the Trust’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Trust’s securities because of the existence of material non-public information, each holder of Restricted Shares included in any registration shall immediately discontinue disposition of such Restricted Shares pursuant to the Registration Statement covering such Restricted Shares until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Trust’s securities is removed, as applicable, and, if so directed by the Registrants, each such holder will deliver to the Registrants all copies, other than permanent file copies then in the holder’s possession, of the most recent Prospectus covering such Restricted Shares at the time of receipt of such notice.
          3.3 Registration Expenses. The Registrants shall bear all customary costs and expenses incurred in connection with any shelf registration effected pursuant to Section 2.1 and any Piggy-Back Registration effected pursuant to Section 2.2, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Shares, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Registrants’ internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees); (v) the fees and expenses incurred in connection with the listing of the Restricted Shares, as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Registrants and fees and expenses for independent certified public accountants retained by the Registrants (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Registrants in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holder(s) of the Restricted Shares that are included in such registration (not to exceed, including the reasonable fees and disbursements to counsel in paragraph (ii) above, $20,000). The Registrants shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Restricted Shares being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holder. Additionally, in an underwritten offering, all selling shareholders and the Registrants shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

          3.4 Information. The holder(s) of Restricted Shares shall provide such information as may reasonably be requested by the Registrants, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Restricted Shares under the Securities Act pursuant to Section 2 and in connection with the Registrants’ obligation to comply with federal and applicable state securities laws.
          3.5 Holder Obligations. No holder of Restricted Shares may participate in any underwritten offering pursuant to Section 2 unless such holder (i) agrees to sell only such holder’s Restricted Shares on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney. custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Registrants.
     4. INDEMNIFICATION AND CONTRIBUTION.
          4.1 Indemnification by the Company. The Registrants agree to indemnify and hold harmless the Shareholder and each other holder of Restricted Shares, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Shareholder and each other holder of Restricted Shares (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Shareholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Restricted Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, or summary Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Registrants, in writing, by such selling holder expressly for use therein, the use of any Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus during a period when a stop order has been issued in respect thereof or any proceeding for that purpose have been initiated, or the use of any Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus has been suspended by the Registrants pursuant to the terms of this Agreement; provided, however, that the foregoing indemnity shall not inure to the benefit of any holder (or to the benefit of any person controlling such holder) from whom the person asserting such losses, claims or liabilities purchased the Restricted Shares, if a copy of the Prospectus (as then amended or supplemented if the Registrants shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Restricted Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving wise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Registrants with Section 3.1.3 hereof.
          4.2 Indemnification by Holders of Restricted Shares. Each selling holder of Restricted Shares will, with respect to any Registration Statement where Restricted Shares were registered under the Securities Act, indemnify and hold harmless the Trust, The Trust’s Regular Trustees, directors and officers, and each other person, if any, who controls the Trust (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Restricted Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Registrants by such selling holder expressly for use therein, and shall reimburse the Trust, the Trust’s Regular Trustees, the Company’s directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.
          4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3, the

Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request, and (y) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
          4.4 Contribution.
          4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Restricted Shares shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Restricted Shares which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     5. UNDERWRITING AND DISTRIBUTION.
          5.1 Rule 144. The Registrants covenant that they shall file any reports required to be filed by them under the Securities Act and the Exchange Act and shall take such further action as the holder(s) of Restricted Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.
     6. MISCELLANEOUS.
          6.1 Assignment; No Third Party Beneficiaries; Transfer.
          6.1.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Registrants hereunder may not be assigned or delegated by the Registrants in whole or in part. This Agreement and the rights, duties and obligations of any holder of Restricted Shares hereunder may be freely assigned or delegated by such holder of Restricted Shares in conjunction with and to the extent of any permitted transfer of Restricted Shares by any such holder in accordance with the terms hereof and applicable law. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.1.
          6.1.2 Binding Effect on Transferees. A transferee shall become a Shareholder hereunder, without any further action by the Registrants, following a transfer by a Shareholder of Restricted Shares to such transferee upon the execution by such transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Section 2 with respect to the Restricted Shares being transferred to such transferee).
          6.1.3 Additional Purchases. Any Shares held by a Shareholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.
          6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Registrants:

Compass Diversified Trust
Sixty One Wilton Road, Second Floor
Westport, CT 06880

with a copy to:

Squire, Sanders & Dempsey (US) LLP
221 E. Fourth Street, Suite 2900
Cincinnati, OH 45202-4095
Attn: Stephen C. Mahon
     To a holder of Restricted Shares, to the address specified in writing from time to time sent to the Registrants in accordance with this Section 6.2.
          6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, if any term or provision hereof shall be deemed to be invalid or unenforceable, the parties hereto shall mutually agree upon an amendment to this Agreement to include a term or provision as similar in purpose to such invalid or unenforceable term or provision as may be reasonably possible and which term or provision is valid and enforceable.
          6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
          6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
          6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.
          6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
          6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
          6.9 Remedies Cumulative. In the event that the Registrants fail to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Shareholder or any other holder of Restricted Shares may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
          6.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Registrants and the holder(s) of the Restricted Shares irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Registrants and the holder(s) of the Restricted Shares irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Registrants and the holder(s) of the Restricted Shares agree that service of process at each party’s respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.
          6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Shareholder in the negotiation, administration, performance or enforcement hereof.
          6.12 Lock-Up Period. The Shareholder and its respective transferees hereby agree that in no event may any Restricted Shares be offered for resale on behalf of such Shareholder or transferees pursuant to the terms hereof except in accordance with the terms and conditions of any lock-up agreement to which they may be subject from time to time.
[Signature page immediately follows.]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

/s/	James J. Bottiglieri

Name:	James J. Bottiglieri
Title:	Chief Financial Officer

COMPASS DIVERSIFIED HOLDINGS

	By:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC, as Sponsor

	By:	/s/ James J. Bottiglieri
	Name:	James J. Bottiglieri
	Title:	Chief Financial Officer

SHAREHOLDER:

CGI MAGYAR HOLDINGS, LLC

By:	/s/ Joseph P. Milana

Name:	Joseph P. Milana
Title:	Manager
Signature page to Registration Rights Agreement

Schedule A
To
Registration Rights Agreement

Name of Shareholder	Restricted Shares
CGI Magyar Holdings, LLC	7,264,333 (including 1,575,000 Restricted Shares issued on the date hereof)